CHITTENDEN CORPORATION - BANK OF WESTERN MASSACHUSETTS
PRO FORMA CONDENSED BALANCE SHEETS
September 30, 1994
(Dollars in Thousands)
(Unaudited)

                                                        CC           BWM
                                              (Historical)  (Historical)
                                               -----------   -----------
ASSETS
 Cash and Cash Equivalents                     $    98,492   $    11,146
 Investment Securities Available for Sale          217,995        36,029
 Investment Securities Held for Investment          10,223             0
 Loans                                             868,264       163,992
  Allowance for Loan Losses                        (19,089)       (3,565)
                                               -----------   -----------
   Net Loans                                       849,175       160,427
 Premises and equipment                             16,433         1,501
 Intangibles                                             0             0
 Accrued Interest Receivable                         9,318         1,523
 Other Real Estate Owned                             1,125           794
 Other Assets                                       20,832         2,764
                                               -----------   -----------
  Total Assets                                 $ 1,223,593   $   214,184
                                               ===========   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
 Total Deposits                                $ 1,039,728   $   185,755
 Short-Term Borrowings                              61,133        11,340
 Other Liabilities                                  19,651           885
                                               -----------   -----------
  Total Liabilities                              1,120,512       197,980

Stockholders' Equity:
 Common Stock-Par Value                              6,480         1,230

 Surplus                                            51,479        12,210

 Retained Earnings                                  52,250         3,551
 Security Valuation Allowance,
  Net of Taxes                                      (4,111)         (787)
 Treasury Stock, at Cost                            (2,901)            0
 Unearned Portion of Employee
  Restricted Stock                                    (116)            0
                                               -----------   -----------
   Total Stockholders' Equity                      103,081        16,204
                                               -----------   -----------
   Total Liabilities and Stockholders' Equity  $ 1,223,593   $   214,184
                                               ===========   ===========











CHITTENDEN CORPORATION - BANK OF WESTERN MASSACHUSETTS
PRO FORMA CONDENSED BALANCE SHEETS
September 30, 1994
(Dollars in Thousands)
(Unaudited)

                                                Pro Forma
                                              Adjustments           Pro Forma
                                              -----------         -----------
                                                   DR(CR)
ASSETS
 Cash and Cash Equivalents                    $   (12,087) (4)    $    97,551
 Investment Securities Available for Sale                             254,024
 Investment Securities Held for Investment                             10,223
 Loans                                             (1,060) (1)      1,031,196
  Allowance for Loan Losses                                           (22,654)
                                              -----------         -----------
   Net Loans                                       (1,060)          1,008,542
 Premises and equipment                                                17,934
 Intangibles                                       12,479  (1)(5)      12,479
 Accrued Interest Receivable                                           10,841
 Other Real Estate Owned                                                1,919
 Other Assets                                                          23,596
                                              -----------         -----------
   Total Assets                               $      (668)        $ 1,437,109
                                              ===========         ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
 Total Deposits                               $       356  (1)    $ 1,225,127
 Short-Term Borrowings                                                 72,473
 Other Liabilities                                 (2,304) (2)(3)      22,840
                                              -----------         -----------
   Total Liabilities                               (1,948)          1,320,440

Stockholders' Equity:
 Common Stock-Par Value                             1,230  (5)
                                                     (628) (4)          7,108
 Surplus                                           12,210  (5)
                                                  (12,960) (4)         64,439
 Retained Earnings                                  3,551  (5)         52,250
 Security Valuation Allowance,
  Net of Taxes                                       (787) (5)         (4,111)
 Treasury Stock, at Cost                                0              (2,901)
 Unearned Portion of Employee
  Restricted Stock                                      0                (116)
                                              -----------         -----------
   Total Stockholders' Equity                       2,616             116,669
                                              -----------         -----------
   Total Liabilities and Stockholders' Equity $       668         $ 1,437,109
                                              ===========         ===========










CHITTENDEN CORPORATION
PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 1993
(Dollars in Thousands, except share data)
(Unaudited)

                                                       CC          BWM
                                             (Historical) (Historical)
                                              -----------  -----------

Interest Income:
 Interest and Fees on Loans                   $    69,979  $    10,792
 Interest and Dividends on Securities               9,557        1,458
 Other                                                267          111
                                              -----------  -----------
  Total Interest Income                            79,803       12,361

Interest Expense:
 Deposits                                          27,870        5,446
 Other                                              1,704           67
                                              -----------  -----------
  Total Interest Expense                           29,574        5,513
                                              -----------  -----------

Net Interest Income                                50,229        6,848
Provision for Possible Loan Losses                  6,600          960
                                              -----------  -----------
Net Interest Income After Provision
 for Possible Loan Losses                          43,629        5,888

Noninterest Income                                 24,308          932
Noninterest Expenses                               51,097        4,860
                                              -----------  -----------

Income before Income Taxes                         16,840        1,960
Provision for Income Taxes                          5,243          758
                                              -----------  -----------
  Income before Cumulative Effect of Change
    in Accounting Principle                        11,597        1,202
  Cumulative Effect of Change in Accounting
    Principle                                        (575)           0
                                              -----------  -----------
Net Income                                    $    11,022  $     1,202
                                              ===========  ===========

Weighted Average Common Shares Outstanding      6,206,848
Earnings Per Share
  Before Cumulative Effect of Change
    in Accounting Principle                   $      1.87
  Cumulative Effect of Change in Accounting
    Principle                                       (0.09)
                                              -----------
Fully Diluted                                 $      1.78
Primary                                       $      1.78

















CHITTENDEN CORPORATION
PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 1993
(Dollars in Thousands, except share data)
(Unaudited)

                                                Pro Forma
                                              Adjustments           Pro Forma
                                              -----------         -----------
                                                   DR(CR)
Interest Income:
 Interest and Fees on Loans                   $      (292) (6)    $    81,063
 Interest and Dividends on Securities                                  11,015
 Other                                                  0                 378
                                              -----------         -----------
  Total Interest Income                       $      (292)        $    92,456

Interest Expense:
 Deposits                                             178  (7)         33,494
 Other                                                                  1,771
                                              -----------         -----------
  Total Interest Expense                              178              35,265
                                              -----------         -----------

Net Interest Income                                  (114)             57,191
Provision for Possible Loan Losses                                      7,560
                                              -----------         -----------
Net Interest Income After Provision
 for Possible Loan Losses                            (114)             49,631

Noninterest Income                                                     25,240
Noninterest Expenses                                  967  (8)         56,924
                                              -----------         -----------

Income before Income Taxes                            853              17,947
Provision for Income Taxes                           (241) (9)          5,760
                                              -----------         -----------
  Income before Cumulative Effect of Change
    in Accounting Principle                           612              12,187
  Cumulative Effect of Change in Accounting
    Principle                                        (575) (10)             0
                                              -----------         -----------
Net Income                                    $        37         $    12,187
                                              ===========         ===========

Weighted Average Common Shares Outstanding        627,525           6,834,373
Earnings Per Share
  Before Cumulative Effect of Change
    in Accounting Principle
  Cumulative Effect of Change in Accounting
    Principle

Fully Diluted                                                     $      1.78
Primary                                                           $      1.78











CHITTENDEN CORPORATION
PRO FORMA CONDENSED STATEMENTS OF INCOME
For the Nine Months Ended September 30, 1994
(Dollars in Thousands, except share data)
(Unaudited)

                                                       CC          BWM
                                             (Historical) (Historical)
                                              -----------  -----------

Interest Income:
 Interest and Fees on Loans                   $    51,616  $     9,441
 Interest and Dividends on Securities               9,597        1,659
 Other                                                588            0
                                              -----------  -----------
  Total Interest Income                            61,801       11,100

Interest Expense:
 Deposits                                          20,647        4,178
 Other                                              1,380          164
                                              -----------  -----------
  Total Interest Expense                           22,027        4,342
                                              -----------  -----------

Net Interest Income                                39,774        6,758
Provision for Possible Loan Losses                  3,400        1,050
                                              -----------  -----------
Net Interest Income After Provision
 for Possible Loan Losses                          36,374        5,708

Noninterest Income                                 17,035          402
Noninterest Expenses                               36,543        4,366
                                              -----------  -----------

Income before Income Taxes                         16,866        1,744
Provision for Income Taxes                          5,615          689
                                              -----------  -----------
Net Income                                    $    11,251  $     1,055
                                              ===========  ===========

Weighted Average Common Shares Outstanding      6,366,107
Earnings Per Share
  Fully Diluted                               $      1.77
  Primary                                     $      1.77
















CHITTENDEN CORPORATION
PRO FORMA CONDENSED STATEMENTS OF INCOME
For the Nine Months Ended September 30, 1994
(Dollars in Thousands, except share data)
(Unaudited)

                                                Pro Forma
                                              Adjustments           Pro Forma
                                              -----------         -----------
                                                   DR(CR)
Interest Income:
 Interest and Fees on Loans                   $      (176) (6)    $    61,233
 Interest and Dividends on Securities                                  11,256
 Other                                                                    588
                                              -----------         -----------
  Total Interest Income                              (176)             73,077

Interest Expense:
 Deposits                                              97  (7)         24,922
 Other                                                                  1,544
                                              -----------         -----------
  Total Interest Expense                               97              26,466
                                              -----------         -----------

Net Interest Income                                   (79)             46,611
Provision for Possible Loan Losses                                      4,450
                                              -----------         -----------
Net Interest Income After Provision
 for Possible Loan Losses                             (79)             42,161

Noninterest Income                                                     17,437
Noninterest Expenses                                  724  (8)         41,633
                                              -----------         -----------

Income before Income Taxes                            645              17,965
Provision for Income Taxes                           (183) (9)          6,121
                                              -----------         -----------
Net Income                                    $       462         $    11,844
                                              ===========         ===========

Weighted Average Common Shares Outstanding        627,525           6,993,632
Earnings Per Share
  Fully Diluted                                                    $     1.69
  Primary                                                          $     1.69